Exhibit 99.1

CONSENT OF INDEPENDENT VALUER

We hereby consent to the reference to our name and description of our role in the valuation process of the notes payable of Hines Global REIT, Inc. and its subsidiaries (collectively, the “Company”) referred to in Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-182340) in the text under the heading “Plan of Distribution.”

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Jones Lang LaSalle
Jones Lang LaSalle

January 31, 2013